Filed pursuant to Rule 424(b)(2)
Registration No. 333-261541

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated December 8, 2021

PROSPECTUS SUPPLEMENT
(To prospectus dated December 8, 2021)

PERION NETWORK LTD.

$100,000,000

We are offering          of our ordinary shares.

Our ordinary shares are listed on the Nasdaq Global Select Market, or Nasdaq and on the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “PERI.” The last reported sale price for our ordinary shares on December 6, 2021, as quoted on the Nasdaq, was $22.98 per ordinary share, and the last reported sale price for our ordinary shares on December 6, 2021, as quoted on the TASE, was NIS 71.45 per ordinary share, or $22.60 per ordinary share (based on the exchange rate reported by the Bank of Israel on such date).

We are a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-6.

Neither the Securities and Exchange Commission (the “SEC”), the Israel Securities Authority, nor any state or other securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus, or passed upon the adequacy or accuracy of this prospectus supplement or accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$

(1)          We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting” for additional information regarding underwriting compensation.

The underwriters have the option to purchase up to an aggregate of          additional ordinary shares from us at the public offering price, less the underwriting discounts and commissions, for 30 days after the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts payable by us will be $ , and the total proceeds to us, before expenses, will be $.

The underwriters expect to deliver the ordinary shares on or about          , 2021, subject to customary closing conditions.

Joint Book-Running Managers
Oppenheimer & Co.	Stifel	Raymond James
Co-Managers
Roth Capital Partners		Lake Street

 This prospectus supplement is dated                   , 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PRELIMINARY PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing an automatic shelf registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering contemplated hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information about securities that we may offer from time to time. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein before buying any of the securities being offered under this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference herein and therein.

We have not, and the underwriters have not, authorized anyone to provide you any information other than that contained in, or incorporated by reference into, this document or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability or accuracy of, any other information that others may give you. You should not assume that the information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968, or the Israeli Securities Law (which requires, among others, the filing of a prospectus in Israel or an exemption therefrom). Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus supplement or the accompanying prospectus outside the United States.

When used herein, unless the context requires otherwise, the terms “Perion,” “Company,” “we,” “our,” and “us” refer to Perion Network Ltd., an Israeli company, and its subsidiaries.

All references in this prospectus supplement to “Israeli currency” and “NIS” refer to New Israeli Shekels, the terms “dollar,” “USD” or “$” refer to U.S. dollars and the terms “€” or “euro” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

S - i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). We present our consolidated financial statements in U.S. dollars.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include data, forecasts and information obtained from industry publications and surveys and other information available to us. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Forecasts and other metrics included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to describe our industry are inherently uncertain and speculative in nature and actual results for any period may materially differ. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying assumptions relied upon therein. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein, estimates and forecasts involve uncertainties and risks and are subject to change based on various factors, including those discussed under the headings “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

S - ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. This summary does not contain all the information that you should consider before deciding to invest in our ordinary shares. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision. You should carefully consider the information set forth under "Risk Factors" in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, including our Annual Report on Form 20-F for the year ended December 31, 2020. You should also carefully read the information incorporated by reference into the accompanying prospectus, including our financial statements, and the other information in the exhibits to the registration statement of which the accompanying prospectus is a part.

Company Overview

Perion is a global technology innovator in the digital advertising ecosystem, providing brands and publishers with the ability to identify and reach their most valuable customers – across all channels – with high-impact creative units that are orchestrated by its proprietary Intelligent Hub (iHUB), which, we believe, offers untapped cross-sell opportunities that we are just starting to realize.

The totality and integration of our assets, is made possible by the Company’s scale, operating across the three main pillars of digital advertising: ad search, social media, and display/video/CTV, representing a potential market of more than $455 billion in 2021 that is expected to grow to $646 billion in 2024, according to eMarketer.

These pillars operate within Perion’s iHUB and Spoke model, where all its demand and supply assets are connected to a central intelligent HUB, that provides five levels of value: operational savings – shared resources; Traffic Acquisition Costs (TAC) optimization; increased customer value; market agility and creative firepower.

1.	Operational Savings – Shared Resources

The iHUB serves as a central function to all of Perion’s activities, acting as a shared infrastructure resource consisting of an ad-server, as well as a central real-time bidding engine, a smart data layer, and sophisticated reporting. This efficiency eliminates excessive expenses incurred by business units when developing separate infrastructures.

2.	Traffic Acquisition Costs (TAC) Optimization

The iHUB allows our business units to quickly balance and harmonize demand and supply, providing optimum utilization of our owned & operated supply as well as the open web. This enables us to serve direct demand in a closed loop, generating superior efficiency and hence performance.

Further, we offer publishers and advertisers multiple ad products within our offering model. This enables us to capture more share, optimizing the return on our go-to-market efforts.

3.	Customer Value

Our advertisers benefit from both high scale and reach, as well as better matching on a segment basis. This is made possible by our cross-company data layer. This same technology offers customer value to our publishers, delivering more opportunities to monetize their inventory and generate incremental revenue - as we make multiple ad products from different business units available through our unified platform.

The investments we have made in the scale and reach of our iHUB have enabled us to develop a pioneering technology called SORT – Smart Optimization of Relevant Traits – which enables advertisers to identify consumers most likely to respond to their message without resorting to cookies. In fact, third-party research has shown that SORT can outperform cookies. As the industry moves to a post-cookie, privacy-first world, this technology is expected to provide strong competitive differentiation to the Company.

4.	Dynamic Market Flexibility

Through our diversified solutions portfolio, Perion is well positioned to capitalize on the inevitable changes in digital advertising spending. The COVID-19 pandemic has highlighted the importance of being able to respond to strategic shifts in advertising dollars allocated between video/CTV, display and search media.

5.	Creative Excellence

The Company is well-known for its high-impact ad formats, which provide advertising performance and brand engagement across multiple platforms and channels.

DEMAND
SUPPLY
brand
DSPs
agency
Microsoft
Bing
High Impact
Product ads
D2S
intelligent
HUB
Own & Operated Sites
social
Operated Sites
pub's
Newsweek
Entrepreneur
BONNIER
END TO END

The advanced technological solutions offered by Perion, which apply to the entire consumer journey and marketing funnel, are poised to benefit from the macro trends in the digital advertising ecosystem which include:

•	The growth in search driven by the growing shift to ecommerce, as pandemic behaviors become normalized.

•	The move towards in-house advertising

•	The inevitable disappearance of the cookie in an increasing privacy-centric world and the corresponding imperative of first-party data; and

•	The need for high-engagement creative in what is called the “Attention Economy.”

In addition, as the “tech backlash” continues to reshape the digital advertising ecosystem, brands are seeking new solutions that enable them to transcend the dominance of the triopoly—Google, Facebook and Amazon, which now control 87% of digital ad spend in the United States, according to eMarketer—to enable more flexible options that respect their brands, users, and need for monetization.

THE OFFERING

Ordinary shares offered by us	ordinary shares ( ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full).
Public offering price	$ per ordinary share.
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to additional ordinary shares.
Ordinary shares to be outstanding after this offering	ordinary shares ( ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full).
Use of proceeds
We intend to use the net proceeds from this offering as additional working capital, for funding the growth of our business, including, potentially, funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary to ours, and for general corporate purposes. See “Use of Proceeds” for more information.

Dividend policy
We do not currently intend to pay cash dividends on our ordinary shares for the foreseeable future. However, if we do pay a cash dividend on our ordinary shares in the future, we will pay such dividend out of our profits (subject to solvency requirements) as permitted under the laws of Israel. Our board of directors has complete discretion regarding the declaration and payment of dividends.

Risk factors
See “Risk Factors” and the other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.

Nasdaq Global Select Market and Tel Aviv Stock Exchange trading symbol	“PERI.”

The number of our ordinary shares to be outstanding after this offering is based on 34,808,714  ordinary shares outstanding as of September 30, 2021. The number of ordinary shares to be outstanding after this offering excludes:

●
2,501,476 ordinary shares issuable upon the exercise of outstanding options under our Equity Incentive Plan, as amended, formerly known as the 2003 Israeli Share Option Plan, or the Incentive Plan, at a weighted average exercise price of $5.32 per share;

●	2,232,518 ordinary shares issuable upon the exercise issuable upon the vesting of restricted share units outstanding under our Incentive Plan;

●	435,701 ordinary shares available for future grant under our Incentive Plan; and

●	115,339 ordinary shares held by the Company.

In addition, unless otherwise indicated, all information contained in this prospectus supplement assumes:

●	no exercise of the outstanding options described above after September 30, 2021;

●	no vesting of the restricted share units described above after September 30, 2021; and

●
does not take into account the exercise of the underwriters’ option to purchase up toadditional ordinary shares granted to the underwriters by us or the exercise of the outstanding options or issuance of ordinary shares upon the vesting of outstanding restricted share units.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents selected consolidated financial data for us for the periods and as of the dates presented. The following table should be read in conjunction with Item 5— “Operating and Financial Review and Prospects” and the consolidated financial statements and related notes appearing in our Annual Report on Form 20-F for the year ended December 31, 2020, and the condensed consolidated financial statements and related notes appearing in our Form 6-K furnished to the SEC on October 26, 2021, reporting our financial results for the third quarter of 2021, both of which are incorporated by reference into this prospectus supplement.

The selected consolidated financial data set forth below as of and for the years ended December 31, 2018, 2019 and 2020 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The selected consolidated financial data set forth below as of and for the quarterly periods ended September 30, 2020 and 2021 are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of results that may be expected for any future period and our historical results for an interim period are not necessarily indicative of results for a full year.

	Year ended December 31,			Nine months Ended September 30,
	(U.S. dollars in thousands, except share and per share data)
	2018	2019	2020	2020	2021
Revenues:
Display Advertising	$125,977	$87,863	$148,698	$80,298	$165,146
Search Advertising	126,868	173,587	179,365	129,509	155,377
Total Revenues	252,845	261,450	328,063	209,807	320,523

Costs and Expenses:
Cost of revenues	23,757	25,520	22,477	15,938	17,879
Traffic acquisition costs and media buy	128,351	135,891	197,626	122,817	194,676
Research and development	18,884	22,585	30,880	22,400	26,103
Selling and marketing	38,918	34,736	39,085	27,368	36,410
General and administrative	16,450	14,999	15,819	11,759	14,055
Restructuring charges	2,075	-	-	-	-
Depreciation and amortization	9,719	9,711	9,923	7,248	6,299
Total Costs and Expenses	238,154	243,442	315,810	207,530	295,422

Income from Operations	14,691	18,008	12,253	2,277	25,101
Financial expense, net	3,794	3,470	2,638	1,192	116

Income before Taxes on Income	10,897	14,538	9,615	1,085	24,985
Taxes on income (benefit)	2,776	1,645	(610)	(138)	3,974

Net Income	$8,121	$12,893	$10,225	$1,223	$21,011

Net Earnings per Share:
Basic	$0.31	$0.50	$0.38	$0.05	$0.63
Diluted	$0.31	$0.49	$0.36	$0.04	$0.57

Weighted average number of shares:
Basic	25,850,067	25,965,357	26,687,145	26,600,837	33,605,215
Diluted	25,855,225	26,357,585	28,797,747	28,318,091	36,866,637

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our ordinary shares, you should carefully consider the risk factors discussed below and those contained in the section entitled "Risk Factors" contained in our Annual Report on Form 20-F for the year ended December 31, 2020, as filed with the SEC, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC.

Risks Relating to this Offering and Ownership of our Ordinary Shares

We have broad discretion to determine how to use the net proceeds raised in this offering, and we may not use the net proceeds effectively.

We intend to use the net proceeds from this offering as additional working capital, for funding the growth of our business, including, potentially, funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary to ours, and for general corporate purposes. Our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether these proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a substantial number of shares of our ordinary shares, or the perception that such sales might occur, could adversely affect the trading price of our ordinary shares.

As of December 1, 2021, we had 35,289,691 of our ordinary shares outstanding. If this offering is completed, the number of ordinary shares that we have outstanding will increase. Sales of a substantial number of our ordinary shares, or the perception that such sales might occur, could adversely affect the trading price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

If securities or industry analysts publish inaccurate or unfavorable research, about our business, the price of our ordinary shares and our trading volume could decline.

The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts downgrade our ordinary shares or publish inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our ordinary shares could decrease, which might cause the price of our ordinary shares and trading volume to decline.

Our share price has fluctuated significantly and could continue to fluctuate significantly.

The market price for our ordinary shares, as well as the prices of shares of other Internet companies, has been volatile. Between January 2021 and November 2021, our share price on Nasdaq has fluctuated from a high of $30.00 to a low of $12.24 and the daily average trading volume in that period was 907,837. The following factors may cause significant fluctuations in the market price of our ordinary shares:

●	negative fluctuations in our quarterly revenues and earnings or those of our competitors;
●
pending sales into the market due to the sale of large blocks of shares, due to, among other reasons, the expiration of any tax-related or contractual lock–ups with respect to significant amounts of our ordinary shares;

●	shortfalls in our operating results compared to levels forecast by us or securities analysts;
●	changes in our senior management;
●	changes in regulations or in policies of search engine companies or other industry conditions;
●	mergers and acquisitions by us or our competitors;
●	technological innovations;
●	the introduction of new products;
●	the conditions of the securities markets, particularly in the Internet and Israeli sectors; and
●	political, economic and other developments in Israel and worldwide.

In addition, share prices of many technology companies in general and ad-tech companies in particular fluctuate significantly for reasons that may be unrelated or disproportionate to operating results. The factors discussed above may depress or cause volatility to our share price, regardless of our actual operating results.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference herein and therein, may contain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements may include statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to:

●
Our advertising customers may reduce or terminate their business relationship with us at any time. If customers representing a significant portion of our revenue reduce or terminate their relationship with us, it could have a material adverse effect on our business, financial condition and results of operations.

●
Large and established internet and technology companies, such as Google, Facebook and Amazon, play a substantial role in the digital advertising market and may significantly impair our ability to operate in this industry.

●	We depend on supply sources to provide us with advertising inventory in order for us to deliver advertising campaigns in a cost-effective manner.

●	The advertising industry is highly competitive. If we cannot compete effectively and overcome the technological gaps in this market, our revenues are likely to decline.

●	Increased availability of advertisement-blocking technologies could limit or block the delivery or display of advertisements by our solutions, which could undermine the viability of our business.

●
Our search solution depends heavily upon revenues generated from our agreement with Microsoft, and any adverse change in that agreement could adversely affect our business, financial condition and results of operations.

●
Our search revenue business is highly reliant upon a small number of publishers, who account for the substantial majority of pay-outs to publishers and generate most of our revenues. If we were to lose all or a significant portion of those publishers, our revenues and results of operations would be materially adversely affected.

●
Should the providers of platforms, particularly browsers, further block, constrain or limit our ability to offer or change search properties, or materially change their guidelines, technology or the way they operate, our ability to generate revenues from our users’ search activity could be significantly reduced.

●
The global COVID-19 health pandemic has begun to adversely affect and could potentially severely affect, our business, results of operations and financial condition due to impacts on our industry, as well as impacts from remote work arrangements, actions taken to contain the virus or treat its impact, and the speed and extent of the recovery.

●	A loss of the services of our senior management and other key personnel could adversely affect execution of our business strategy.

●
We have acquired and may continue to acquire other businesses. These acquisitions divert a substantial part of our resources and management attention and have in the past and could in the future, cause further dilution to our shareholders and adversely affect our financial results.

●	Our share price has fluctuated significantly and could continue to fluctuate significantly.

●	Our financial performance may be materially adversely affected by information technology, insufficient cyber security and other business disruptions.

●
If we fail to detect or prevent suspicious traffic or other invalid traffic or engagement with our ads, or otherwise prevent against malware intrusions, we could lose the confidence of our advertisers, damage our reputation and be responsible to make-good or refund demands, which would cause our business to suffer.

●
We depend on third party internet, telecommunication and hosting providers to operate our platforms, websites and services. Temporary failure of these services, including catastrophic or technological interruptions, would materially reduce our revenues and damage our reputation, and securing alternate sources for these services could significantly increase our expenses and be difficult to obtain.

●
Regulatory, legislative, or self-regulatory developments relating to e-commerce, Internet advertising, privacy and data collection and protection, and uncertainties regarding the application or interpretation of existing laws and regulations, could harm our business.

●	Our proprietary information and intellectual property may not be adequately protected and thus our technology may be unlawfully copied by or disclosed to other third parties

●	Our business is significantly reliant on the North American market. Any material adverse change in that market could have a material adverse effect on our results of operations.

●
Our business may be materially affected by changes to fiscal and tax policies. Potentially negative or unexpected tax consequences of these policies, or the uncertainty surrounding their potential effects, could adversely affect our results of operations and share price.

●	Political, economic and military instability in the Middle East may impede our ability to operate and harm our financial results.

While we believe such forward-looking statements are based on reasonable assumptions, should one or more of the underlying assumptions prove incorrect, or these risks or uncertainties materialize, our actual results may differ materially from those expressed or implied by the forward-looking statements. Please read the risks discussed under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and under the heading “Risk Factors” in our most recent Annual Report and in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, in order to review conditions that we believe could cause actual results to differ materially from those contemplated by the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, of approximately $            million, or approximately $             million if the underwriters exercise in full their option to purchase additional ordinary shares.

We intend to use the net proceeds from this offering as additional working capital, for funding the growth of our business, including, potentially, funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary to ours, and for general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give effect to this offering and the receipt of the estimated net proceeds to us therefrom.

You should read this information in conjunction with our unaudited consolidated financial statements as of, and for the nine-months ended, September 30, 2021 that are annexed as Exhibit 99.1 to our report on Form 6-K furnished to the SEC on October 26, 2021, which is incorporated by reference in this prospectus supplement, and the “Risk Factors” above (including those incorporated by reference therein), and our consolidated financial statements and the related notes incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2020. See “Where You Can Find More Information.”

	As of September 30, 2021
	Actual	As-adjusted
	U.S. dollars in thousands
Cash and cash equivalents	$96,210	$
Current maturities of long-term loan
Long-term loan
Shareholders’ equity:
Ordinary shares, of NIS 0.03 par value: 43,333,333 shares authorized (actual and as-adjusted);
34,924,053 shares issued and 34,808,714 shares outstanding (actual) and shares issued and shares outstanding (as-adjusted)	$290	$
Additional paid in capital	321,500
Treasury shares at cost: 115,339 shares (actual and as-adjusted)	(1,002)
Accumulated other comprehensive income	(102)
Accumulated deficit	(46,134)

Total shareholders’ equity	274,552
Total capitalization	$274,552	$

The above table excludes, as of September 30, 2021:

●
2,501,476 ordinary shares issuable upon the exercise of outstanding options under our Equity Incentive Plan, as amended, formerly known as the 2003 Israeli Share Option Plan, or the Incentive Plan, at a weighted average exercise price of $5.32 per share;

●	2,232,518 ordinary shares issuable upon the exercise issuable upon the vesting of restricted share units outstanding under our Incentive Plan;

●	435,701 ordinary shares available for future grant under our Incentive Plan; and

●	115,339 ordinary shares held by the Company.

MATERIAL TAX CONSIDERATIONS

The following are material Israeli and U.S. federal income tax consequences concerning the ownership and disposition of our ordinary shares by investors that purchase the ordinary shares in this offering. There can be no assurance that the views expressed herein will not be successfully challenged by the relevant tax authorities. The discussion below is not intended, and should not be construed, as tax advice. It does not address all of the tax consequences that may be relevant to investors in general or to any particular investor in light of its circumstances or specific tax treatment. Therefore, each prospective investor is urged to consult its tax advisor as to U.S., Israeli or other tax consequences of the purchase, ownership and disposition of our ordinary shares.

Israeli Tax Consequences

This section contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering.  This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law.  Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion.  Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion.  The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Taxation of our shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company that are not listed for trading on the Tel-Aviv Stock Exchange on the date of sale should be exempt from Israeli capital gains tax unless, among others, (i) the shares were held through a permanent establishment that the non-Israeli resident shareholder maintains in Israel, or (ii) most of the assets held, directly or indirectly, by the Israeli company — on the date of acquisition of the assets and during two years before their sale — stem from one or several of: real estate rights or real estate association rights, a right to use real estate or any asset connected to real estate in Israel, a right to exploit natural resources in Israel or a right to income from real estate located in Israel. If not exempt, a non-Israeli resident shareholder would generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2021), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Israeli Income Tax Ordinance [New Version], 5721-1961), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2021) and a marginal tax rate of up to 47% for an individual in 2021 (excluding excess tax as discussed below)) unless contrary provisions in a relevant tax treaty apply. Non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Such exemption is not applicable, inter alia, to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence.  For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the United States-Israel Tax Treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, is generally exempt from Israeli capital gains tax.  Such exemption will not apply, inter alia, if (a) the capital gain arising from such sale, exchange or disposition can be allocated to a permanent establishment that the shareholder maintained in Israel, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company during any part of the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (e) the capital gain arising from such sale, exchange or disposition is attributed to royalties.  In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source.  Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.  Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions.  Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred.  In order to benefit from the tax deferral, a pre-ruling from the Israel Tax Authority might be required.

Taxation of Non-Israeli Resident Shareholders on Receipt of Dividends.  Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate or a tax exemption is obtained in advance).  With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding 12 months, the applicable tax rate is 30%.  Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance).  However, a distribution of dividends to non-Israeli residents is generally subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an “Approved Enterprise” or a “Benefited Enterprise” and 20% if the dividend is distributed from income attributed to a “Preferred Enterprise” (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959), unless a reduced tax rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance). If such dividends are distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, to a non-Israeli company and other conditions are met, the withholding tax rate will be 4% (or a lower rate under a tax treaty, if applicable, subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%.  However, for dividends not generated by an Approved Enterprise and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest.  Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise are not entitled to such reduction under such tax treaty but are subject to withholding tax at the rate of 15% for such a United States corporate shareholder, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met.

If the dividend is attributable partly to income derived from a Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. U.S. residents (for purposes of the United States-Israel Tax Treaty) who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes up to the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay excess tax (as further explained below).

Excess Tax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 651,600 for 2020 and 647,640 for 2021 (which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to, dividends, interest and capital gain.

Estate and Gift Tax

Israeli tax law presently does not impose estate or gift taxes.

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences to you, if you are a U.S. Holder described below, of owning and disposing of our ordinary shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to your decision to acquire our ordinary shares.

This discussion applies to you only if you acquire the ordinary shares in this offering and hold them as capital assets for U.S. federal income tax purposes (generally for investment). It does not describe all of the tax consequences that may be relevant in light of your particular circumstances, including the alternative minimum tax, the Medicare contribution tax on net investment income and any consequences that may apply if you are subject to special rules, for example if you are:

●	a financial institution;

●	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

●	a person that holds ordinary shares as part of a straddle, integrated or similar transaction;

●	a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	a partnership or an entity classified as a partnership for U.S. federal income tax purposes or a partner therein;

●	a tax-exempt entity, an “individual retirement account” or a “Roth IRAs”;

●	certain U.S. expatriates or former long-term residents of the United States;

●	a person that own or is deemed to own 10% or more of our stock by voting power or value; or

●	a person that holds ordinary shares in connection with a trade or business conducted outside the United States.

If you are a partnership (or other entity that is classified as a partnership for U.S. federal income tax purposes) and you own ordinary shares, the U.S. federal income tax treatment of your partners will generally depend on the status of the relevant partner and your activities. If you are a partnership owning ordinary shares or a partner in such partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of owning and disposing of ordinary shares.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and Israel (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

For purposes of this discussion, you are a “U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of ordinary shares and:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not address any U.S. federal taxes (such as estate or gift taxes) other than income taxes, nor does it address any state, local or non-U.S. tax considerations. You should consult your tax adviser concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ordinary shares in your particular circumstances.

Taxation of Distributions

This discussion is subject to the discussion under “—Passive Foreign Investment Company Rules” below.

We currently do not intend to make distributions on the ordinary shares. Any distributions (other than certain pro rata distributions of ordinary shares) will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to you as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid on our ordinary shares to certain non-corporate U.S. Holders may be taxable at a favorable rate, provided that we are not a passive foreign investment company (a “PFIC”) for our taxable year in which the dividend is paid or the preceding taxable year. If you are a non-corporate U.S. Holder, you should consult your tax adviser regarding the availability of this favorable rate in your particular circumstances.

Dividend income will include any amounts withheld in respect of Israeli taxes and will be treated as foreign-source income. Dividends will generally be included in your income on the date of receipt. If any dividend is paid in NIS, the amount of dividend income will be the U.S. dollar amount of the dividend calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, you should not be required to recognize foreign currency gain or loss in respect of the dividend income. You may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Any gain or loss will generally be treated as U.S.-source ordinary income or loss.

Subject to applicable limitations, some of which vary depending upon your circumstances, Israeli taxes withheld from dividends on our ordinary shares will be creditable against your U.S. federal income tax liability. The rules governing foreign tax credits are complex and you should consult your tax adviser regarding the creditability of foreign taxes in your particular circumstances. In lieu of claiming a foreign tax credit, you may elect to deduct foreign taxes (including Israeli taxes) in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of Ordinary Shares

This discussion is subject to the discussion under “—Passive Foreign Investment Company Rules” below.

Gain or loss realized on the sale or other taxable disposition of our ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if you owned the ordinary shares for more than one year. The amount of the gain or loss will equal the difference between your tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. Israeli taxes on capital gains will generally not be eligible for foreign tax credits to the extent that you are entitled to an exemption from such taxes under Israeli domestic law or the Treaty. You should consult your tax adviser with respect to the creditability or deductibility of Israeli taxes, if any, on disposition gains in your particular circumstances.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the value of its assets (generally determined on an average quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns (or is treated as owning for U.S. federal income tax purposes), directly or indirectly, at least 25% by value of the shares or equity interests of another corporation or partnership is treated as if it held its proportionate share of the assets of the other corporation or partnership and received directly its proportionate share of the income of the other corporation or partnership. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is generally a passive asset for these purposes. Goodwill is generally characterized as a non-passive or passive asset based on the nature of the income produced in the activity to which the goodwill relates.

Based on the composition of our income and assets and the value of our assets, including goodwill, which is based on the current price of our ordinary shares, we do not expect to be a PFIC for our current taxable year. However, our PFIC status for any taxable year can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in large part, by reference to the market price of the ordinary shares, which has been, and may continue to be, volatile).  Because the value of our goodwill may be determined by reference to our market capitalization from time to time, and because following this offering we will hold significant amounts of cash and cash equivalents, our risk of being a PFIC for any taxable year will increase if our market capitalization declines. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year.

If we are a PFIC for any taxable year and any of our subsidiaries or other companies in which we own equity interests is also a PFIC (any such entity, a “Lower-tier PFIC”), you will be deemed to own a proportionate amount (by value) of the shares of any Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by the Lower-tier PFIC and (ii) dispositions of shares of the Lower-tier PFIC, in each case as if you held such shares directly, even though you will not receive the proceeds of those distributions or dispositions.

In general, if we are a PFIC for any taxable year during which you hold ordinary shares, gain recognized by you on a sale or other disposition (including certain pledges) of ordinary shares will be allocated ratably over your holding period. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by you in any taxable year on your ordinary shares exceed 125% of the average of the annual distributions on the ordinary shares received during the preceding three taxable years or your holding period, whichever is shorter, the excess distributions will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which you own ordinary shares, we will generally continue to be treated as a PFIC with respect to you for all succeeding years during which you own the ordinary shares, even if we cease to meet the threshold requirements for PFIC status. If we are a PFIC for any taxable year but cease to be PFIC for subsequent years, you should consult your tax adviser regarding the advisability of making a “deemed sale” election that will allow you to eliminate the continuing PFIC status under certain circumstances.

Alternatively, if we are a PFIC for any taxable year and if our ordinary shares are “regularly traded” on a “qualified exchange,” you can make a mark-to-market election that will result in tax treatment different from the general tax treatment for PFICs described above. The ordinary shares will be treated as “regularly traded” for any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where the ordinary shares are listed, is a qualified exchange for this purpose. If you make a timely mark-to-market election, you generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over your adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over your fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If you make the election, your tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If you make a timely mark-to-market election, distributions paid on ordinary shares will be treated as discussed under “—Taxation of Distributions” above. You should consult your tax adviser regarding the availability and advisability of making a mark-to-market election in your particular circumstances. In particular, you should consider carefully the impact of a mark-to-market election with respect to your ordinary shares given that we may have Lower-tier PFICs and that there is no provision in the Code, Treasury regulations or other official guidance that would permit making a mark-to-market election with respect to any Lower-tier PFIC the shares of which are not “regularly traded” as described above.

We do not intend to provide information necessary for you to make a “qualified electing fund” election which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If we are a PFIC for any taxable year during which you own any ordinary shares, you will generally be required to file annual reports with the Internal Revenue Service. You should consult your tax adviser regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules to your ownership of our ordinary shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related intermediaries may be subject to information reporting and backup withholding, unless (i) you are a corporation or other “exempt recipient” and (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of ordinary shares, or non-U.S. accounts through which the ordinary shares are held. You should consult your tax adviser regarding your reporting obligations with respect to our ordinary shares.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on December, 2021. Oppenheimer & Co. Inc., Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc., are acting as the joint book-running managers and as representatives of the underwriters. The underwriting agreement provides for the purchase of a specific number of ordinary shares by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of ordinary shares but is not responsible for the commitment of any other underwriter to purchase ordinary shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of ordinary shares set forth opposite its name below:

Underwriter	Number of Ordinary Shares
Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
Raymond James & Associates, Inc.
Roth Capital Partners, LLC
Lake Street Capital Market, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the ordinary shares offered by this prospectus supplement (other than those covered by the option described below), if any are purchased.

The ordinary shares offered hereby are expected to be ready for delivery on or about December 13, 2021 against payment in immediately available funds.

The underwriters are offering the ordinary shares subject to various conditions and may reject all or part of any order. The representatives of the underwriters have advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $          per ordinary share to brokers and dealers. After the ordinary shares are released for sale to the public, the representatives may change the offering price, the concession, and other selling terms at various times.

We have granted the underwriters an option to purchase additional shares. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of additional ordinary shares from us. If the underwriters exercise all or part of this option, they will purchase ordinary shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. The underwriters have severally agreed that, to the extent the option is exercised, they will each purchase a number of additional shares proportionate to such underwriter’s initial amount reflected in the foregoing table. If this option is exercised in full, the total price to public will be $, and the total proceeds to us, before expenses, will be $ million.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Ordinary Share	Total Without Exercise of Underwriters’ Option	Total With Full Exercise of Underwriters’ Option
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) We have agreed to pay the underwriters a commission of 4.75% of the gross proceeds of this offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $          . We have agreed to reimburse the underwriters for all reasonable out-of-pocket costs and expenses  incident to the performance of the obligations of the representatives under the underwriting agreement (including, without limitation, the fees and expenses of the underwriters’ outside attorneys).

We have engaged Needham & Co. (“Needham”) to provide certain financial consulting services in connection with this offering for which we are paying them a customary fee. Needham is not acting as an underwriter in connection with this offering and, accordingly, Needham is neither purchasing ordinary shares nor offering ordinary shares to the public in connection with this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We have agreed to a 60-day “lock-up,” during which, without the prior written consent of Oppenheimer & Co. Inc., we shall not issue, sell or register with the SEC (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company). The foregoing sentence shall not apply to (i) the issuance of ordinary shares pursuant to the registration statement to which this prospectus relates; (ii) the issuance of ordinary shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (iii) the grant of options, restricted stock units or any other type of equity award to employees, officers, directors, advisors or consultants of the Company or others pursuant to employee benefit plans in effect on the date hereof; (iv) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date hereof; and (v) ordinary shares or any securities convertible into, or exercisable, or exchangeable for, ordinary shares issued, sold or delivered in connection with any acquisition, license, or strategic investment (including any joint venture, strategic alliance or partnership) as long as (A) the aggregate number of ordinary shares issued or issuable does not exceed 10% of the number of ordinary shares outstanding immediately after the completion of the offering of the ordinary shares, and (B) each recipient of any such shares or other securities executes a lock-up agreement restricting the resale of such securities in the form executed by each of the executive officers and directors of the Company for the remainder of the 90-day restricted period.

Our executive officers and directors have also agreed to a 60-day “lock-up,” during which, without the prior written consent of Oppenheimer & Co. Inc. and Stifel, Nicolaus & Company, Incorporated, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, owned either of record or beneficially (as defined in the Exchange Act by any signatory of the lock-up agreement on the date of this prospectus supplement or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise; (iii) publicly announce an intention to do any of the foregoing; or (iv) make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

The foregoing shall not apply to:

●	transfers of ordinary shares as a gift;

●	transfers or dispositions of ordinary shares to any trust for the direct or indirect benefit of the lock-up signatory or any member of the immediate family of the lock-up signatory;

●	transfers or dispositions of ordinary shares to affiliates (within the meaning set forth in Rule 405 under the Securities Act);

●	transfers of ordinary shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up signatory;

●	transfers or dispositions of securities to satisfy tax withholding obligations upon exercise or vesting of options or equity awards;

●	transfers of ordinary shares made by operation of law (including pursuant to divorce settlements);

●	the exercise of options, warrants, restricted share or restricted share units granted pursuant to our equity incentive plans and outstanding on the date of this prospectus;

●	transfers of ordinary shares made upon completion of a bona fide third-party tender offer;

●	the entry by the lock-up signatory into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act;

●	transfers of ordinary shares to the Company in connection with the termination of the employment (or other service relationship) of the lock-up signatory;

●	transfers by the lock-up signatory to its investment manager or advisor with discretionary authority over the lock-up signatory’s investments;

●
transfers of ordinary shares, or other securities convertible into or exercisable or exchangeable for ordinary shares, in each case acquired in open market transactions after completion of the offering; or

●
transfers, sale or disposition in the aggregate of up to 15% of the ordinary shares beneficially owned by the lock-up signatory, outstanding options, restricted stock and restricted stock units as of the date hereof; and

●	transactions pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act entered into prior to the date hereof provided, however, that

●
in the case of transfers or dispositions pursuant the first, second, third, fourth, sixth or eleventh bullets above, it shall be a condition to the transfer or disposition that the transferee agrees to be bound in writing to the restrictions set forth above;

●	in the case of transfers or dispositions pursuant to the first, second, third, fourth, sixth or eleventh bullets above, such transfer shall not involve a disposition for value;

●
in the case of transfers or distributions pursuant to the first, second, third, fourth, fifth, seventh, eleventh or twelfth bullets, no filing under the Exchange Act or other public announcement shall be required or made voluntarily during the lock-up period in connection with such transfer or distribution (other than (x) a filing on a Form 5 or Form 4 made after the expiration of the lock-up period, and (y) a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act if the undersigned is not an officer or director of the Company, so long as such required filing includes a statement to the effect that (A) such transaction reflects the circumstances described herein and (B) the ordinary shares received or transferred are subject to the lock-up agreement (as applicable);

●
in the case of the ninth bullet above, such trading plan does not provide for any sales or other dispositions of ordinary shares during the lock-up period, except as allowed under the thirteenth bullet above and no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the lock-up signatory or the Company regarding the establishment of, or sales under, such plan during the lock-up period (other than a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that the lock-up signatory is not permitted to transfer, sell or otherwise dispose of more than 15% of such lock-up signatory’s ordinary shares, outstanding options, restricted stock and restricted stock units, taken as whole, during the lock-up period);

●
in the case of the thirteenth bullet above, no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the lock-up signatory or the Company regarding such transfers, sales or dispositions (other than a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that the lock-up signatory is not permitted to transfer, sell or otherwise dispose of more than 15% of such lock-up signatory’s ordinary shares, outstanding options, restricted stock and restricted stock units, taken as a whole, during the lock-up period); and

●
in the case of the fourteenth bullet above, any filing under the Exchange Act that is made in connection with any such sales during the lock-up Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan pursuant to Rule 10b5-1 under the Exchange Act was adopted.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase ordinary shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●
Stabilizing transactions - the representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the ordinary shares, so long as stabilizing bids do not exceed a specified maximum;

●
Over-allotments and syndicate covering transactions - the underwriters may sell more ordinary shares in connection with this offering than the number of ordinary shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional ordinary shares in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing ordinary shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price per ordinary share available for purchase in the open market, as compared to the price at which they may purchase ordinary shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price per ordinary share that could adversely affect investors who purchase ordinary shares in this offering;

●
Penalty bids - if the representatives purchases ordinary shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those ordinary shares as part of this offering; and

●
Passive market making - market makers in the ordinary shares who are underwriters or prospective underwriters may make bids for or purchases of ordinary shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our ordinary shares may have the effect of raising or maintaining the market price of our ordinary shares or preventing or mitigating a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the ordinary shares if it discourages resales of our ordinary shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may occur on The Nasdaq Global Select Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Notice to Non-U.S. Investors

European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area which is a party to the agreement relating to the European Economic Area and the United Kingdom, each referred to as a Relevant State, with effect from and including the date on which the Prospectus Regulation enters into effect in that Relevant State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant State, except that an offer to the public in that Relevant State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) per Relevant State, subject to obtaining the prior consent of the underwriters for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 and includes any relevant delegated regulations.

This prospectus has been prepared on the basis that any offer of common shares in any EEA Member State or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in an EEA Member State or the United Kingdom of securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of common shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

The securities offered hereunder may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the Israel Securities Authority (the “ISA”). This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the ISA and the securities offered hereunder have not been approved or disapproved by the ISA, nor have such securities been registered for sale in Israel. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

No shares have been offered or sold, and no shares may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that he is aware of the restriction on offers of the shares described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any shares in circumstances that contravene any such restrictions.

Singapore

Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

New Zealand

The shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

●
to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

●
in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

LEGAL MATTERS

The validity of the offered ordinary shares under Israeli law and certain legal matters with respect to Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by White & Case LLP, New York, New York, with respect to U.S. law, and Gornitzky & Co, with respect to Israeli law.

EXPERTS

The consolidated financial statements of Perion Network Ltd. appearing in Perion Network Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2020, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus supplement and the documents that we have filed as exhibits to the registration statement completely.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information from other documents that we file with it, which means that we can disclose important information to you by referring you to those other documents which we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement.

We hereby incorporate the following documents by reference:

●	our Annual Report on Form 20-F for the year ended December 31, 2020, which was filed with the SEC on March 25, 2021;

●
our reports on Form 6-K, furnished to the SEC on May 4, 2021 (relating solely to the GAAP financial statements tables for the quarter ended March 31, 2021 contained in the press release attached as Exhibit 99.1 thereto), August 31, 2021, October 26, 2021 – Report No. 3 (relating solely to the GAAP financial statements tables for the quarter ended September 30, 2021 contained in the press release attached as Exhibit 99.1 thereto) and October 26, 2021- Report No. 4; and

●
the description of our ordinary shares contained in (i) Item 1 of the Registration Statement on Form 8-A, File No. 000-51694, filed with the SEC on December 22, 2005, which incorporates by reference the description of our ordinary shares set forth under the caption “Description of Share Capital” in the preliminary prospectus included in the registration statement on Form F-1 (File No. 333-129246) filed with the SEC on October 25, 2005, as updated by (ii) Exhibit 2.1 to the 2020 annual report, and any amendment or report filed for the purpose of further updating that description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to our headquarters, which are currently located at 26 HaRokmim St., Holon 5885849, Israel, Attn: VP of Legal and General Counsel of the Company, telephone number: +972-73-398-1000. Copies of these filings and submissions may also be accessed at our website, www.perion.com. The information on our website does not constitute part of this document and is not incorporated by reference herein.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Prospectus

Perion Network Ltd.

Ordinary Shares
Warrants
Debt Securities
Purchase Contracts
Units

We may offer and sell from time to time, in one or more offerings, ordinary shares; warrants; debt securities; purchase contracts; units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or debt securities, and the debt securities may be convertible into or exchangeable for ordinary shares or other debt securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

We may offer and sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods, in each case on a continuous or delayed basis. If any third parties are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section of this prospectus entitled “Plan of Distribution.”

Our ordinary shares are traded on the Nasdaq Global Select Market, or Nasdaq, and the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “PERI.” On December 6, 2021, the closing price of our ordinary shares was $22.98 as reported on the Nasdaq and NIS 71.45 as reported on the TASE (approximately $22.60, based on the representative US dollar – New Israeli Shekel exchange rate published by the Bank of Israel as of that date).

Investing in our securities involves substantial risk. Please read “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 8, 2021.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated, the terms “Perion,” the “Company,” “we,” “us,” “our company” and “our business” refer to Perion Network Ltd., together with its consolidated subsidiaries as a consolidated entity.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings to be named in a supplement to this prospectus may sell ordinary shares from time to time in one or more offerings, in each case, as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference such information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

As used herein, and unless the context suggest otherwise, references to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. Unless otherwise indicated, we have translated NIS amounts into U.S. dollars at an exchange rate of NIS 3.1610 to $1.00, the representative exchange rate reported by the Bank of Israel on December 6, 2021.

ii

OUR COMPANY

General

Perion is a global technology innovator in the digital advertising ecosystem, providing brands and publishers with an opportunity to unlock lucrative growth opportunities. The company operates across the three main pillars of digital advertising – ad search, social media, and display/video/CTV.

Corporate Information

We were incorporated in the State of Israel in November 1999 under the name Verticon Ltd., changed our name to IncrediMail Ltd. in November 2000, and, in November 2011, changed our name to Perion Network Ltd. We operate under the laws of the State of Israel.

Our headquarters are located at 26 HaRokmim Street, Holon 5885849, Israel. Our phone number is 972-73-398-1000. Our website address is www.perion.com. The information on our website does not constitute a part of this prospectus. Our agent for service in the United States is Intercept Interactive Inc. d/b/a Undertone, which is located at One World Trade Center, 77th Floor, Suite A, New York, NY 10007.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, any of the following:

●
Our advertising customers may reduce or terminate their business relationship with us at any time. If customers representing a significant portion of our revenue reduce or terminate their relationship with us, it could have a material adverse effect on our business, financial condition and results of operations.

●
Large and established internet and technology companies, such as Google, Facebook and Amazon, play a substantial role in the digital advertising market and may significantly impair our ability to operate in this industry.

●	We depend on supply sources to provide us with advertising inventory in order for us to deliver advertising campaigns in a cost-effective manner.

●	The advertising industry is highly competitive. If we cannot compete effectively and overcome the technological gaps in this market, our revenues are likely to decline.

●	Increased availability of advertisement-blocking technologies could limit or block the delivery or display of advertisements by our solutions, which could undermine the viability of our business.

●
Our search solution depends heavily upon revenues generated from our agreement with Microsoft, and any adverse change in that agreement could adversely affect our business, financial condition and results of operations.

●
Our search revenue business is highly reliant upon a small number of publishers, who account for the substantial majority of pay-outs to publishers and generate most of our revenues. If we were to lose all or a significant portion of those publishers, our revenues and results of operations would be materially adversely affected.

●
Should the providers of platforms, particularly browsers, further block, constrain or limit our ability to offer or change search properties, or materially change their guidelines, technology or the way they operate, our ability to generate revenues from our users’ search activity could be significantly reduced.

●
The global COVID-19 health pandemic has begun to adversely affect and could potentially severely affect, our business, results of operations and financial condition due to impacts on our industry, as well as impacts from remote work arrangements, actions taken to contain the virus or treat its impact, and the speed and extent of the recovery.

●	A loss of the services of our senior management and other key personnel could adversely affect execution of our business strategy.

●
We have acquired and may continue to acquire other businesses. These acquisitions divert a substantial part of our resources and management attention and have in the past and could in the future, cause further dilution to our shareholders and adversely affect our financial results.

●	Our share price has fluctuated significantly and could continue to fluctuate significantly.

●	Our financial performance may be materially adversely affected by information technology, insufficient cyber security and other business disruptions.

●
If we fail to detect or prevent suspicious traffic or other invalid traffic or engagement with our ads, or otherwise prevent against malware intrusions, we could lose the confidence of our advertisers, damage our reputation and be responsible to make-good or refund demands, which would cause our business to suffer.

●
We depend on third party Internet, telecommunication and hosting providers to operate our platforms, websites and services. Temporary failure of these services, including catastrophic or technological interruptions, would materially reduce our revenues and damage our reputation, and securing alternate sources for these services could significantly increase our expenses and be difficult to obtain.

●
Regulatory, legislative, or self-regulatory developments relating to e-commerce, Internet advertising, privacy and data collection and protection, and uncertainties regarding the application or interpretation of existing laws and regulations, could harm our business.

●	Our proprietary information and intellectual property may not be adequately protected and thus our technology may be unlawfully copied by or disclosed to other third parties.

●	Our business is significantly reliant on the North American market. Any material adverse change in that market could have a material adverse effect on our results of operations.

●
Our business may be materially affected by changes to fiscal and tax policies. Potentially negative or unexpected tax consequences of these policies, or the uncertainty surrounding their potential effects, could adversely affect our results of operations and share price.

●	Political, economic and military instability in the Middle East may impede our ability to operate and harm our financial results.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus and in our 2020 annual report, and may further describe or refer to these risks in any prospectus supplement or document incorporated by reference herein or therein. Given these uncertainties, you should not rely upon forward-looking statements as guarantees of future outcomes.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, which may include repayment of indebtedness, financing future acquisitions, capital expenditures and additions to working capital. We may also use the proceeds for temporary investments until we need them for general corporate purposes. We will not receive any of the proceeds from the sale of securities by any selling security holders who may be named in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

General

The following are summaries of material provisions of our articles of association and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares, and do not purport to be complete.

Our registration number with the Israeli Companies Registrar is 51-284949-8. Pursuant to Section 3 of our articles of association, our objectives are the development, manufacture and marketing of software and any other objective as determined by our board of directors.

Share Capital

As of December 7, 2021, our registered share capital is NIS 1,800,000, consisting of 60,000,000 ordinary shares, each having a nominal (par) value of NIS 0.03, of which 35,291,024 are issued and outstanding (115,339 issued ordinary shares are held by our Company and not considered outstanding). All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Transfer of Shares

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or Israeli law, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Exercise of Power by the Board

Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Share Capital

Our articles of association enable us to increase or reduce our share capital. Any such change is subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits, and an issuance of shares for less than their nominal value, require a resolution of our board of directors and court approval.

Dividends

Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. It is currently our policy not to distribute dividends.

Shareholder Meetings

Annual and Special Shareholder Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once in every calendar year and no later than 15 months following the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it deems fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our articles of association provide that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the directors then in office, or (ii) one or more shareholders holding, in the aggregate, either (a) 5% of our issued share capital and 1% of our outstanding voting power, or (b) 5% of our outstanding voting power.

Matters Addressed at Shareholder Meetings

Our directors are elected in three staggered classes by the vote of a majority of the ordinary shares present and entitled to vote at meetings of our shareholders at which directors are elected. The members of only one staggered class will be elected at each annual meeting for a three-year term, so that the regular term of only one class of directors expires annually.

The Companies Law and our articles of association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment and dismissal of external directors (if applicable);

●	approval of acts and transactions requiring general meeting approval pursuant to the Companies Law;

●	director compensation and compensation of the principal executive officer (subject to certain exceptions);

●	increases or reductions of our authorized share capital;

●	a merger;

●
the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management; and

●
authorization of the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorization of the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority.

Notice, Record Date and Quorum at Shareholder Meetings

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting. If the agenda for the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors.

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least thirty-three and one-third percent (33 1/3%) of the total outstanding voting rights in our issued share capital, within half an hour from the appointed time.

If at the adjourned meeting a legal quorum is not present after 30 minutes from the time specified for the commencement of the adjourned meeting, then the meeting shall take place regardless of the number of members present and in such event the required quorum shall consist of any number of shareholders present in person or by proxy.

Voting at Shareholder Meetings

Pursuant to our articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Because our ordinary shares do not have cumulative voting rights in the election of directors, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors (if we are then required to appoint external directors).

Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. The Companies Law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. The board of directors shall determine and provide a record date for each shareholders meeting and all shareholders as of such record date may vote.

Unless stipulated otherwise in the Companies Law or in our articles of association, the approval of any shareholders’ resolution requires a simple majority vote of our shares represented and voting at a general meeting. Our articles of association provide, however, that the removal of any director from office, or an amendment of our articles provisions related to (i) removal of directors, (ii) our staggered board, (iii) the size of our board or (iv) shareholder proposals, requires, in each case, approval by more than two-thirds of the voting power of the issued and outstanding share capital of our Company. In addition, the approval of the voluntary winding-up, or a scheme of arrangement or reorganization, of our Company pursuant to Section 350 of the Companies Law requires the approval of shareholders holding at least 75% of the voting rights represented at the shareholders meeting and voting on the matter.

Access to Corporate Records

Under the Companies Law, all shareholders of a company generally have the right to review minutes of a company’s general meetings, its shareholders register and principal shareholders register, its articles of association, its financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar and the Israeli Securities Authority. Any of our shareholders may request access to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent, or that the document’s disclosure may otherwise prejudice our interests.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and a majority of the offerees that do not have a personal interest in the acceptance of the tender offer accepted the offer or (b) the shareholders who did not accept the tender offer hold less than two percent (2%) of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who was an offeree may petition the court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the voting rights or the issued and outstanding share capital of the company (or the applicable class) from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and offerees for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a majority of each party’s shareholders. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of the voting rights at the general meeting or the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the shareholders meeting (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, are voted against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that the merger proposals were filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies of the merger is obtained.

Anti-takeover Measures

The Companies Law allows us to create and issue shares having rights different from those accompanying our ordinary shares, including shares providing certain preferred rights, distributions or other rights, including preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, the holders of such class of shares, depending on the specific rights to which they may be entitled, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares would require the amendment of our articles of association, which requires the prior approval of the holders of a majority of our shares present and voting at a general meeting. However, the TASE rules and regulations prohibit a listed company from having more than one class of shares listed, and the TASE’s current position is that a listed company may not issue or list preferred shares. Therefore, assuming that the TASE’s current position does not change, as long as our ordinary shares are listed on the TASE, we will be prohibited from issuing preferred shares.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, Brooklyn, New York.

Listing

Our ordinary shares are listed on the Nasdaq and TASE under the symbol “PERI.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) and/or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default, and any provisions that require us to provide periodic evidence of the absence of a default or of compliance with the terms of the indenture;

•	the terms and conditions, if any, for conversion into or exchange for our ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the warrants in respect of which the prospectus supplement is delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable supplement will describe:

•
the terms of the units and of the warrants, debt securities, preferred shares and/or common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”) and registered in the name of Cede & Co., the nominee of DTC.  Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases.  However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities.  DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities.  However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.  Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs.  It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System, (“Euroclear”) either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear.  Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●
directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time at which a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will describe the type of securities and the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq, TASE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for, us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●
A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We do not know at the current time whether the offered securities will be listed on the Nasdaq Global Select Market, the TASE and/or any other organized market.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with those arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in those outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities in connection with a simultaneous offering of other securities offered by this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon certain of our directors and officers and the Israeli experts named in this prospectus whom reside outside of the United States, may be difficult to effect within the United States. Furthermore, because a significant portion of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Intercept Interactive Inc. d/b/a Undertone, as our agent to receive service of process in any action against us in any United States federal state court arising out of any offering, or any purchase or sale of securities in connection.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to specified time limitations, legal procedures and certain exceptions, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•          the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•          the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•          the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•          the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•          the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•          the judgment was obtained by fraud;

•          the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•          the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•          the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•          at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices. The validity of the debt securities, warrants, purchase contracts and units offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The current address of Kost Forer Gabbay & Kasierer is 144 Menachem Begin Road, Building A, Tel Aviv 6492101, Israel.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ended December 31, 2020 has been filed with the SEC. We have also filed current reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC's website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate the following documents by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2020, which was filed with the SEC on March 25, 2021;

•
our reports on Form 6-K, furnished to the SEC on May 4, 2021 (relating solely to the GAAP financial statements tables for the quarter ended March 31, 2021 contained in the press release attached as Exhibit 99.1 thereto), August 31, 2021, October 26, 2021 – Report No. 3 (relating solely to the GAAP financial statements tables for the quarter ended September 30, 2021 contained in the press release attached as Exhibit 99.1 thereto) and October 26, 2021- Report No. 4; and

•
the description of our ordinary shares contained in (i) Item 1 of the Registration Statement on Form 8-A, File No. 000-51694, filed with the SEC on December 22, 2005, which incorporates by reference the description of our ordinary shares set forth under the caption “Description of Share Capital” in the preliminary prospectus included in the registration statement on Form F-1 (File No. 333-129246) filed with the SEC on October 25, 2005, as updated by (ii) Exhibit 2.1 to the 2020 annual report, and any amendment or report filed for the purpose of further updating that description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to our headquarters, which are currently located at 26 HaRokmim St., Holon 5885849, Israel, Attn: VP of Legal and General Counsel of the Company, telephone number: +972-73-398-1000. Copies of these filings and submissions may also be accessed at our website, www.perion.com. The information on our website does not constitute part of this document and is not incorporated by reference herein.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part.

Expenses	Amount
SEC registration fee	$	*
FINRA filing fee	$	**
Legal and accounting fees and expenses	$	**
Trustee and transfer agent fees and expenses	$	**
Miscellaneous costs	$	**
Total	$	**

*To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of shares under this registration statement pursuant to Rule 457(r) under the Securities Act.

**Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

$100,000,000

PERION NETWORK LTD.

Preliminary Prospectus Supplement

Joint Book-Running Managers
Oppenheimer & Co.	Stifel	Raymond James
Co-Managers
Roth Capital Partners		Lake Street